Exhibit 10.5

SPROUTS FARMERS MARKET, INC.

Stock Option Agreement

Cover Sheet

Sprouts Farmers Market, Inc., a company organized under the laws of the State of Delaware (“Company”), hereby grants an option (the “Option”) to acquire shares of its Common Stock (“Shares”) to the individual named below. The terms and conditions of the Option are set forth in this cover sheet (the “Cover Sheet”), in the attached Stock Option Agreement (the “Agreement”) and in the Sprouts Farmers Market, Inc. 2022 Omnibus Incentive Compensation Plan (as may be amended from time to time, the “Plan”). All capitalized terms used but not defined in this Cover Sheet and the attached Stock Option Agreement will have the meanings ascribed to such terms in the Plan.

Granted to:
Option Grant Date:
Shares subject to the Option:
Exercise Price per Share:
Expiration Date:
Vesting Schedule:

By signing this Cover Sheet, you agree to all of the terms and conditions described in this Cover Sheet, in the Agreement and in the Plan. The Company has the right to rescind this award if you do not sign and return this Cover Sheet within 60 days of the Option Grant Date.

.

Signature: _____________________ Date: _______________

SPROUTS FARMERS MARKET, INC.

By:

Name:

Title:

SPROUTS FARMERS MARKET, INC.

2022 OMNIBUS INCENTIVE COMPENSATION PLAN

STOCK OPTION AGREEMENT

Nonstatutory Stock Option	This Option is not intended to be an incentive stock option under section 422 of the Internal Revenue Code and will be interpreted accordingly.

Vesting

Your right to exercise this Option vests at the times and in the manner as shown on the Cover Sheet.

This Option will cease vesting as of the date your employment with the Company and its affiliates (“Employer”) has terminated for any reason, except as set forth herein.

Termination

Should your employment with the Employer terminate for any reason except pursuant to a Change in Control as described below or due to death or Disability as described below, the portion of your Option that is not then vested will immediately terminate, and, except as provided below, the portion that is then vested will terminate at the close of business at the Company’s registered office on the 90th day after your termination date (or on the seventh anniversary of the Option Grant Date, if earlier).

The grant of the Option does not confer upon you any right to continued employment with the Employer or interfere with the Employer’s right to terminate your employment at any time.

Death

If your employment terminates because of your death, any then-unvested portion of your Option shall become immediately vested and your right to purchase vested Shares under this Option will expire at the close of business at the Company’s registered office on the date that is six months and one day after the date of death (or on the seventh anniversary of the Option Grant Date, if earlier). During that period, your estate or heirs may exercise this Option.

Disability

If your employment terminates due to your Disability , any then-unvested portion of your Option shall become immediately vested and your right to purchase vested Shares under this Option will expire at the close of business at the Company’s registered office on the date that is six months and one day after your termination date (or on the seventh anniversary of the Option Grant Date, if earlier).

Termination for Cause; Specified Conduct

If your employment is terminated for Cause or following any termination of your employment you engage in Specified Conduct (as defined in Exhibit A), the Option, whether or not vested, will immediately terminate.

Change in Control

Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take such actions with respect to the Option as it deems appropriate pursuant to the Plan. If the Option continues in effect after a Change in Control in accordance with the Plan and your employment is terminated by the Employer or an acquiror without Cause or by you for Good Reason, in each case within 24 months following the Change in Control, then the Option will become vested and exercisable immediately upon such termination.

Restrictions on Exercise	The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law, regulation or Company policy.

Notice of Exercise

When you wish to exercise this Option, you must complete and execute such documents, if any, and complete such processes, that the Company or a securities broker approved by the Company may require to accomplish the Option exercise (“Notice of Exercise”).

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your Notice of Exercise, you must include payment of the exercise price for the Shares you are purchasing, along with applicable withholding taxes. Unless otherwise determined by the Committee, payment must be made in one (or a combination) of the following forms:

•
Your personal check, a cashier’s check or a money order.
•
If permitted by the Company, irrevocable directions to a securities broker approved by the Company to sell your Shares subject to the Option and to deliver all or a portion of the sale proceeds to the Company in payment of the exercise price and applicable withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing forms, if any, provided by the Company or the securities broker.

Taxes

When you exercise any portion of the Option, the Employer will withhold taxes as required by applicable law, and your ability to exercise any portion of the Option is conditional upon your making arrangements satisfactory to the Company, in accordance with the methods set forth above, to enable it to satisfy its withholding obligation.

Restrictions on Resale	By signing this Agreement, you agree not to sell any Shares received upon exercise of the Option at a time when applicable laws, regulations or Company policies prohibit a sale.

Transfer of Option

Prior to your death, only you may exercise this Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will.

Regardless of any marital property settlement agreement, the Company or a securities broker, as applicable, is not obligated to honor a Notice of Exercise from your former spouse, nor is the Company or the securities broker obligated to recognize your former spouse’s interest in your Option in any other way.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company with respect to the Shares subject to the Option until a proper Notice of Exercise has been submitted and the exercise price and withholding taxes have been tendered. No adjustments are made for dividends or other rights if the applicable record date occurs before a proper Notice of Exercise has been submitted and the exercise price has been tendered, except as described in the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware.

409A

This Agreement and the Option are intended to be exempt from the requirements of Section 409A of the Code. However, neither the Company nor any Affiliate of the Company shall have any responsibility or liability if the Option is not so exempt.

The Plan and Other Agreements

The text of the Plan and any amendments thereto are incorporated in this Agreement by reference.

This Agreement, the Cover Sheet and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

By signing the Cover Sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan and evidence your acceptance of the powers of the Committee of the Board of Directors of the Company that administers the Plan.

Exhibit A

Certain Definitions

“Specified Conduct” means, if you are party to an employment agreement that contains post-termination restrictive covenants, a breach of any such covenant, or if you are not party to an employment agreement that contains post-termination restrictive covenants, your (i) unauthorized disclosure of confidential information relating to the Company or its Affiliates, (ii) engaging, directly or indirectly, as an employee, partner, consultant, director, stockholder (other than as a passive investor in not more than 5% of the shares of any publicly traded class of securities of any business), owner, or agent in any business that is competitive with the businesses conducted by the Company and its Affiliates at the time of termination of your employment, (iii) soliciting or inducing, directly or indirectly, any former, present or prospective customer or client of the Company or its Affiliates to purchase any services or products offered by the Company or its Affiliates from any Person other than the Company or its Affiliates, or (iv) hiring, directly or indirectly, any individual who was an employee of the Company or its Affiliates within the six month period prior to termination of your employment, or soliciting or inducing, directly or indirectly, any such individual to terminate his or her employment with the Company or its Affiliates.